NATIONAL RV HOLDINGS, INC.


FOR IMMEDIATE RELEASE:                                               CONTACT:
                                                             Thomas J.Martini
                                                                 800.322.6007
                                                                 cfo@nrvh.com



NATIONAL R.V. HOLDINGS, INC. ANNOUNCES ELECTION OF INDEPENDENT DIRECTOR MICHAEL GORIN TO ITS BOARD

PERRIS, Calif., August 6th /PR Newswire/ -- National R.V. Holdings, Inc. (NYSE:
NVH) (the "Company") today announced the election of Michael Gorin as an independent member to Board of Directors, and as Chair of the Board's Audit Committee.

Gorin, a Certified Public Accountant, began at Arthur Andersen & Co. in 1963, where he was a partner from 1973 through 1980. He then became senior vice president of administration for Republic National Bank of New York until 1985. At that time, he joined Aeroflex Incorporated, a NYSE manufacturer of high-end performance test and measurement and microelectronic solutions for the aerospace, defense and broadband communications markets, where he served through 2005 in several capacities, including president, chief financial officer and vice chairman.

Commenting on the election, David Humphreys, the Company's chairman, stated "We are very excited to bring someone of Michael's stature, independence and experience onto our board. His strong accounting and financial background will greatly enhance our audit committee, and his experience in successfully turning around a manufacturing company will be of great benefit to us."


About National R.V. Holdings, Inc.

National R.V. Holdings, Inc., through its wholly-owned subsidiary, National RV, Inc., is one of the nation's leading producers of motorized recreational vehicles, often referred to as RVs or motorhomes. From its Perris, California facility, NRV designs, manufactures and markets Class A gas and diesel motorhomes under model names SURF SIDE, SEA BREEZE, DOLPHIN, TROPI-CAL, PACIFICA AND TRADEWINDS. NRV began manufacturing RVs in 1964. Based upon retail registrations for the year ended December 31, 2006, the Company, through its NRV subsidiary, is the seventh largest domestic manufacturer of Class A motorhomes.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements about the Company's future expectations, performance, plans, and prospects, as well as assumptions about future events. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; continuation of losses; the ability of the Company to address the effects caused by fiberglass material supplied by a third party supplier; the ability of the Company's new and redesigned product introductions to achieve market acceptance; the ability of the Company to obtain long-term debt financing; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting; any failure to implement required new or improved internal controls; the Company's ability to maintain its stock exchange listing; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's Form 10-K and other filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


Contact:
Thomas J Martini
800.322.6007
cfo@nrvh.com


_______________________________
Source: National R.V. Holdings, Inc.

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